SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


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                                      FORM 8-K

                                   CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): October 22, 2003



                            ON THE GO HEALTHCARE, INC.
               (Exact name of registrant as specified in its charter)


         DELAWARE                      333-61538                98-0231687
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     (State or Other                 (Commission            (IRS Employer
      Jurisdiction of                 File Number)          Identification No.)
        Incorporation)

                               85 Corstate Avenue, Unit #1
                                    Concord, Ontario
                                     Canada L4K 4Y2
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                  (Address of principal executive offices) (Zip Code)


           Registrant's telephone number, including area code:  (905) 760-2987



ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS

        On October 21, 2001, we agreed to acquire substantially all of the assets of Compuquest, Inc., a Canadian corporation, in exchange for assuming Compuquest's liabilities in the amount of $292,402. The acquisition will be effected in accordance with the terms of an Agreement of Purchase and Sale dated as of October 21, 2003 between us and Compuquest. We expect the transaction to close on or before October 31, 2003.

        The description of the transaction contained herein is qualified in its entirety by reference to the Agreement of Purchase and Sale (Exhibit 10.1) which is incorporated by reference.

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        This report contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, economic conditions affecting retailers; our continued success introducing new products; our ability to finance our planned expansion efforts; and changes in regulations affecting our core businesses. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


EXHIBIT NUMBER   DESCRIPTION
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10.1             Agreement of Purchase and Sale between the Company and
                 Compuquest, Inc. dated October 21, 2003

99.1             Press Release dated October 22, 2002



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ON THE GO HEALTHCARE, INC.
                                       (Registrant)

Date: October 22, 2003                 /s/ Stuart Turk
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                                     Name: Stuart Turk
                                     Title: President and
                                            Chief Executive Officer
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